Exhibit 99.1

Certificate of Chief Executive Officer

Of

American Community Properties Trust

(pursuant to 18 U.S.C. Section 1350)

I, J. Michael Wilson, Chief Executive Officer of American Community Properties Trust, certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of American Community Properties Trust for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of American Community Properties Trust.

/s/ J. Michael Wilson
J. Michael Wilson
Chief Executive Officer
May 13, 2003

A signed original of this written statement required by Section 906 has been provided to American Community Properties Trust and will be retained by American Community Properties Trust and furnished to the Securities and Exchange Commission or its staff upon request.